REZNICK                          Reznick Group, P.C.        Tel: (301) 652-9100
GROUP                            7700 Old Georgetown Road   Fax: (301) 652-1848
                                 Suite 400                  www.reznickgroup.com
                                 Bethesda, MD 20814-6224




                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, of our report dated March 31, 2005, relating to the balance sheet as of March 23, 2005 of WNC Housing Tax Credit Fund VI, L.P., Series 13, and our report dated December 22, 2004, relating to the balance sheet as of November 30, 2004 of WNC National Partners, LLC, which are contained in the Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/Reznick Group, P.C.

Bethesda, Maryland
April 12, 2005























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